UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2005

TeraForce Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11630	76-0471342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 East Campbell Road, Richardson, Texas		75081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	469-330-4960

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2005 we completed financing arrangements for an aggregate of $3,250,000. The arrangements consist of a $2,750,000 revolving credit agreement with Encore Bank and a $500,000 convertible note with a private investor. Proceeds from the transactions were used to repay revolving notes aggregating $1,750,000 with FirstCapital Bank and our credit facilities with FirstCapital Bank were terminated. The balance of the available proceeds will be use for working capital and general corporate purposes.

Under the Encore Bank facility, the Company’s wholly-owned subsidiary, DNA Computing Solutions, Inc. ("DNA") may borrow up to $2,750,000 on a revolving basis. After repayment of the FirstCapital Bank facilities we have approximately $1,000,000 of borrowing capacity available under the Encore Bank facility. Interest is payable monthly at prime plus 50 basis points. Amounts outstanding under the facility are due March 14, 2006. The facility is secured by the assets of DNA, the guaranty of the Company, the capital stock of DNA, and by limited guaranties provided by seven private investors. The facility may be accelerated upon the occurance of certain events including the acceleration of other debt of the Company or DNA, the insolvancy or death of any party, including the guarantors and the entering of a judgment in excess of $50,000 against any party, including the guarantors. The Encore Bank facility contains restrictions on the activities of DNA, including merger or consolidation, the sale or pledge of assets, the incurrance of additional debt and changes in management.

In connection with providing the limited guaranties, we entered into a Reimbursement Agreement with the private investors. The same seven private investors had previously provided guaranties related to the FirstCapital Bank revolving notes. Pursuant to the Reimbursment Agreement, which terminates upon the repayment and retirement of the Encore Bank facility, we have agreed to reimburse the private investors for all costs they may incur as a result of the guaranties provided. Any such amounts are due within 30 days of demand and bear interest at prime plus 2%. We have agreed to facilitate the guarantors in acquiring the note and the collateral held by Encore Bank, in the event of a default. Also pursuant to the Reimbursement Agreement we granted the investors conversion rights and issued warrants for the purchase of our common stock. Conversion rights and warrants that had been previously granted to these investors related to the FirstCapital Bank transactions were cancelled. Previously the investors had the right to purchase an aggregate of 9,965,278 shares of common stock for $1,750,000. Under the new arrangement the investors may purchase a total of 13,750,000 shares of common stock for $2,750,000, the proceeds of which must be used to repay any amounts outstanding under the Encore Bank facility. Additionally, the investors were previously issued warrants for the purchase of an aggregate of 15,937,500 shares of common stock. These warrants have been cancelled and the investors have been issued warrants for the purchase of 27,500,000 shares of common stock at a price of $0.10 per share. The number of shares to be issued upon the exercise of the warrants and the exercise price of the warrants will be subject to anti-dilution provisions and therefore may be adjusted from time to time. The weighted average price of the conversion and warrant shares is approximately $0.133 per share. The new warrants may be exercised at any time through March 31, 2010.

Robert E. Garrison II is one of the private investors that has provided the guaranties related to the FirstCapital Bank and the Encore Bank transactions. Mr. Garrison has been a member of our Board of Directors since 1997. Concurrently with the Encore Bank transaction Mr. Garrison has resigned as a member of our Board of Directors.

The $500,000 convertible note has been provided on terms essentially equivalent to the Encore Bank transaction. The note is due March 14, 2006 and bears interest at prime plus 50 basis points. The note may be converted into 2,500,000 shares of common stock, a rate of $0.20 per share. In addition, we have issued to this private investor a warrant for the purchase of 5,000,000 shares of commons stock. The warrant is identical in all material respects to those issued in connection with the Encore Bank transaction.

We have entered into registration rights agreements with each of the private investors involved in these transactions in which we have agreed to file a registration statement for the resale of the 48,750,000 shares of common stock to be issued upon exercise of the conversion rights and the warrants. We are to file this registration statement no later than May 31, 2005. We will use our best efforts to have the registration statement declared effective by the SEC as soon as practicable thereafter. We and the investors have agreed to indemnify the other for cerain liabilities arising under the Securities Act of 1933, as amended.

As a result of the transactions described above, certain provisions of the Note Agreement realted to our 12% Convertible Subordinated Notes and the related Warrant Agreements have been invoked. The price per share at which the $2,860,000 principal amount of notes may be converted into our common stock has been reduced to $0.133 per share from $0.16 per share. In addition the exercise price of the warrants issued to holders of the notes has been reduced to $0.133 from $0.16. As a result of the decrease in exercise price, the anti-dilution provisions of the warrant agreements provide for an increase of approximately 600,000 shares of common stock that may be issued upon exercise of the warrants.

Item 1.02. Termination of a Material Definitive Agreement.

See the Company's disclosure set forth in Item 1.01 above regarding the termination of DNA's revolving notes issued to FirstCapital Bank and the termination of the reimbursement agreement thereunder, as well as cancellation of common stock conversion rights and warrants issued to seven private investors who had provided guaranties related to the revolving notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the Company's disclosure set forth in Item 1.01 above regarding DNA's revolving credit agreement with Encore Bank and the related Reimbursement Agreement and the issuance of conversion rights and warrants to purchase common stock of the Company, and the Company's $500,000 convetible note issued to a private investor.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.01 above, in March 2005 we have granted rights to purchase a total of 16,250,000 shares of our common stock for $3,250,000 in cash, a rate of $0.20 per share, subject to anti-dilution provisions that may result in changes, from time to time, in the number of shares to be issued upon conversion of the note. Also in connection with the same transaction we have issued warrants for the purchase of an aggregate of 32,500,000 shares of our common stock. The warrants have an exercise price of $0.10 per share.

Our sales of these rights and warrants to purchase common stock were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and pursuant to Rule 506 of Regulation D of the Securities Act. A Rule 506 exemption was available for these sales because the Company sold only to accredited investors; the Company did not solicit or advertise the sales; and a Form D will be filed with the Securities and Exchange Commission and in each state where the individual investors reside.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Robert E. Garrison II resigned from our Board of Directors effective March 14, 2005.

Item 7.01. Regulation FD Disclosure.

On March 15, 2005 the Company issued a press release announcing the completion of a financing transaction, negotiations regarding the amendment and extension of other debt facilities, the resignation of a director and certain recent developments in its operations. The text of the press release is included in Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. Description

4.1 Form of Warrant
4.2 Form of Registration Rights Agreement
10.1 Reimbursement Agreement
10.2 Revolving Loan Agreement
10.3 Convertible Loan Agreement
99.1 Press release dated March 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeraForce Technology Corporation

March 17, 2005	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Form of Warrant
4.2	Form of Registration Rights Agreement
10.1	Reimbursement Agreement
10.2	Revolving Loan Agreement
10.3	Convertible Loan Agreement
99.1	Press release dated March 15, 2005